EXHIBIT 10.46
TERMINATION AND TRANSITION
AMENDMENT TO THE COLLABORATION AND LICENSE AGREEMENT
     THIS Amendment (the “Amendment”) to the Collaboration and License Agreement by and between Altus Pharmaceuticals, Inc. (“Altus”) and Genentech, Inc. (“Genentech”) dated December 19, 2006 (the “Agreement”) is made and entered into by Altus and Genentech effective as of December 19, 2007 (the “Amendment Effective Date”). Altus and Genentech may each be referred to as a “Party” or together, the “Parties”.
     Whereas, Altus and Genentech are parties to the Agreement, the Effective Date (as defined therein) of which is February 21, 2007; and
     Whereas, Altus and Genentech desire to terminate the Agreement and provide for the orderly transition of activities in connection with such termination;
     Now, Therefore, in consideration of the foregoing premises, Altus and Genentech hereby agree as follows:
1. Definitions. All capitalized terms not expressly defined in this Amendment shall have the meaning assigned to them in the Agreement.
2. Termination. The Parties hereby agree to terminate the Agreement effective as of December 31, 2007 (the “Termination Date”). The Parties agree to continue to perform their respective responsibilities under the Agreement through the Termination Date, including (i) any obligations under the Agreement to pay Development Costs [*****] prior to the Termination Date; and (ii) Genentech to be responsible for the [*****] Compound provided to Althea prior to the [*****]. Genentech shall pay Altus all invoiced and [*****] incurred prior to [*****] within [*****] days of the Amendment Effective Date. Only those rights and obligations expressly set forth in this Amendment shall extend beyond the Termination Date. As of the Termination Date, all Products shall be deemed “Termination Products” under the Agreement. Subject to the rights and licenses granted to Altus hereunder, Altus shall have the right to use all Termination Product and Compound in inventory at Althea Technologies, Inc. (“Althea”) as of the Termination Date for on-going manufacturing, clinical and development activities.
3. Conduct of the Development Plan; Transition.
     (a) Subject to Section 12.9 of the Agreement, Genentech shall provide Altus, within [*****] days following the Termination Date, with respect to those Termination Products existing as of the Termination Date, copies of any data and materials Controlled
Portions of this Exhibit were omitted, as indicated by [*****], and have been filed separately with the Secretary of the
Commission pursuant to the Registrant’s application requesting confidential treatment under
Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

by Genentech and made or developed in the course of developing Termination Products hereunder that are necessary for the continued development or commercialization of such Termination Products (including any information regarding safety, efficacy, toxicity, and potential side effects). In addition, and also subject to Section 12.9 of the Agreement, Genentech shall, upon Altus’ written request, provide Altus, and/or a Third Party Collaborator (as defined below) designated by Altus, with a right of reference to the applicable drug master files, or the equivalent, necessary to obtain or maintain Marketing Authorizations for any Termination Product. The Parties agree to cooperate and to exercise Commercially Reasonable Efforts to assure the transfer of the foregoing in a manner that facilitates a smooth and orderly transition of development responsibility for such Products from Genentech to Altus.
     (b) Subject to Section 12.9 of the Agreement and any licenses or sublicenses granted by Genentech to a Third Party, as of the Termination Date Genentech grants to Altus a non-exclusive, non-sublicensable (except as explicitly set forth below), non-transferable license under the Genentech Technology and Genentech Collaboration Technology as necessary to make, have made, use, sell, offer for sale and import the Termination Product. The foregoing license to Altus under the Genentech Collaboration Technology shall be sublicensable by Altus to third parties who are collaborators on the development and/or commercialization of Termination Products with Altus or licensees of Termination Products of Altus with respect to Termination Products, each pursuant to a written agreement governing such collaboration or license and the sublicense of Genentech Collaboration Technology (a “Third Party Collaborator”). For avoidance of doubt, Altus may supply Compound to a Third Party Collaborator for the purpose of manufacturing a Termination Product.
     (c) Genentech shall supply Altus with such quantities of Compound as are [*****] for Altus to [*****] at [*****], namely the [*****] provided for in the agreement with [*****] as of the Termination Date; provided that Altus shall provide Genentech with at least [*****] prior notice for quantities of Compound in excess of the [*****] currently in [*****]. Altus will reimburse Genentech for supply of Compound under this Section 3(c) of the Amendment at a rate of [*****] of Genentech’s [*****] within [*****] following the receipt by Altus of an invoice for such amounts. As of December 18, 2007, Genentech estimates its [*****] at approximately [*****]. The Parties acknowledge and agree that Genentech’s [*****] is subject to change consistent with the definition under [*****] of the Agreement.
4. Long Term Supply. In addition to the supply commitment set forth in Section 3(c) above, Genentech shall supply Altus with Compound which, as of the Termination Date, is [*****] by Genentech, pursuant to a written supply agreement, for each of the Option and Licensed Territories as follows:
     (a) Option Territory. Genentech will supply Altus with clinical requirements of Compound for the Option Territory for a period of no longer than [*****] from Termination Date and commercial requirements for the Option Territory for a period of no longer than [*****] from receipt of the first Marketing Authorization for Product outside the Licensed Territory. Altus shall reimburse Genentech for such supply of
Portions of this Exhibit were omitted, as indicated by [*****], and have been filed separately with the Secretary of the
Commission pursuant to the Registrant’s application requesting confidential treatment under
Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Compound under this subsection (a) at a cost to be negotiated no less than Genentech’s [*****] and [*****].
     (b) Licensed Territory. Genentech shall supply Altus with clinical requirements of Compound for the Licensed Territory for a period of no longer than [*****] from the Termination Date. Altus shall reimburse Genentech for such supply of Compound under this subsection (b) at a cost to be negotiated no less than Genentech’s [*****] and [*****].
     (c) The foregoing clinical and/or commercial requirements of Altus may include the requirements of Altus’ licensee(s)’ (including sublicensees as permitted hereunder). Notwithstanding Section 3(b) of this Amendment, and for clarity, Third Party Collaborators may develop and commercialize Termination Products manufactured using Compound supplied by Genentech to Altus pursuant to this Amendment, subject to the terms of this Amendment, including, without limitation Section 12.9 of the Agreement.
     (d) The Parties agree to use [*****] to enter into the foregoing written supply agreement consistent with subsections (a) and (b) above and containing other reasonable and customary terms and conditions within [*****] of the Termination Date.
5. Termination Compensation. In addition, Genentech shall, within [*****] of the Amendment Effective Date, pay Altus Four Million Dollars (US $4,000,000).
For avoidance of doubt, except for the payments provided under this Section, Genentech shall have no further obligation for Development Costs, or any other costs or expenses, under the Agreement after the Termination Date.
6. Release.
     (a) Mutual Release. Effective on the Termination Date, each Party, and each of their respective successors and assigns, hereby now and forever releases and discharges the other Party and its Affiliates, and each of their respective successors and assigns, and past and present officers, directors, employees, agents, attorneys, representatives and trustees, from any and all causes of action, actions, claims, and demands whatsoever, in law or in equity (collectively, “Claims”), which such Party had, have or may have based on occurrences up to and including the Termination Date, and any liabilities, losses, damages, costs and expenses related thereto (collectively, “Liabilities”). For the avoidance of doubt, this mutual release does not relieve or release either Party from Claims or Liabilities from obligations surviving under the Agreement or obligations under this Amendment, provided, in each case, such Claims or Liabilities are based on occurrences following the Termination Date.
     (b) Waiver Of California Civil Code Section 1542. Each Party acknowledges familiarity with the provisions of Section 1542 of the California Civil Code and expressly waives and releases any rights or benefits arising thereunder. Section 1542 of the California Civil Code states:
Portions of this Exhibit were omitted, as indicated by [*****], and have been filed separately with the Secretary of the
Commission pursuant to the Registrant’s application requesting confidential treatment under
Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”
7. Survival. In addition to the terms set forth in this Amendment, the provisions of ARTICLE I, 2.3(c), 2.4, 2.5, 5.74, ARTICLE X (except Section 10.11.1; and provided that Sections 10.1.3(b) and 10.5.4 survive solely with respect to any Collaboration Technology existing as of the Termination Date), Section 12.9, ARTICLE XIII, ARTICLE XIV, ARTICLE XV, and Sections 16.2, 16.3, 16.5, 16.6, 16.7, 16.9 and 16.10 shall survive termination of the Agreement, but in all cases shall be interpreted to exclude the subject matter of non-surviving terms. In addition, Altus’ obligation to pay Royalties under Section 12.9 on Termination Product shall survive termination of the Agreement. For clarity, Section 13.2(b) of the Agreement is hereby amended and restated in its entirety to say “(b) the activities performed by or on behalf of Altus in connection with the exercise of its licenses and rights under this Agreement, or any Amendment hereto, including Altus’ or its licensees’ or sublicenses’ use of Compound supplied by Genentech, or the development, manufacture, or commercialization of any Termination Product by Altus or its licensees or sublicensees.”
8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank]
Portions of this Exhibit were omitted, as indicated by [*****], and have been filed separately with the Secretary of the
Commission pursuant to the Registrant’s application requesting confidential treatment under
Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In Witness Whereof, the parties hereto have executed this Amendment as of the date last written below.

Altus Pharmaceuticals, Inc.		Genentech, Inc.

By:	/s/ Sheldon Berkle	By:	/s/ David Ebersman

Name:	Sheldon Berkle	Name:	David Ebersman

Title:	President and CEO	Title:	EVP and CFO

Date:	12/19/2007	Date:	12/19/07

Portions of this Exhibit were omitted, as indicated by [*****], and have been filed separately with the Secretary of the
Commission pursuant to the Registrant’s application requesting confidential treatment under
Rule 24b-2 of the Securities Exchange Act of 1934, as amended.